Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-261755 on Form S-8 of Cian PLC of our report dated March 29, 2023 (except for schedule I, as to which the date is April 27, 2023), relating to the consolidated financial statements of Cian PLC and subsidiaries, appearing in this Annual Report on Form 20-F for the year ended December 31, 2022.

/s/ AO “Business Solutions and Technologies”

Moscow, Russia

April 27, 2023